            As filed with the Securities and Exchange Commission
                            on February 29, 1996.

                                         Registration No.333- _________
      _________________________________________________________________
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                  FORM S-8

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           WANG LABORATORIES, INC.
             (Exact name of issuer as specified in its charter)

                  DELAWARE                          04-2192707
       (State or other jurisdiction of           (I.R.S. Employer
       incorporation or organization)         Identification Number)

          600 TECHNOLOGY PARK DRIVE                    01821
          BILLERICA, MASSACHUSETTS
  (Address of Principal Executive Offices)          (Zip Code)

                       EMPLOYEES' STOCK INCENTIVE PLAN
                          (Full title of the Plan)

                           ALBERT A. NOTINI, ESQ.
                           WANG LABORATORIES, INC.
                          600 TECHNOLOGY PARK DRIVE
                       BILLERICA, MASSACHUSETTS 01821
                   (Name and address of agent for service)

                               (508) 967-5000
        (Telephone number, including area code, of agent for service)
    ____________________________________________________________________
                       CALCULATION OF REGISTRATION FEE

                              Proposed     Proposed
Title of                      maximum      maximum
securities       Amount       offering     aggregate            Amount of
to be            to be        price per    offering             registration
registered       registered   share        price                fee
----------       ----------   ---------    ---------            ----------

Common Stock,    4,938,284    $24,125(1)   $119,136,101.50(1)   $41,081.34
$.01 par value   shares
per share


______________________________________________________________________________

(1) Estimated solely for the purpose of calculating the registration fee, and based upon the average of the high and low prices of the Registrant's Common Stock on the NASDAQ National Market on February 27, 1996 in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933.
______________________________________________________________________________

                   Statement of Incorporation By Reference
                   ---------------------------------------

         This Registration Statement on Form S-8 incorporates by reference the contents of (i) Part I and (ii) Part II of the Registration Statement on Form S-8, File No. 33-89912, filed by the Registrant on March 2, 1995 relating to the Registrant's Employees' Stock Incentive Plan.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf of the undersigned, thereunto duly authorized, in the City of Billerica, Commonwealth of Massachusetts, on this 29th day of February, 1996

                                   WANG LABORATORIES, INC.


                                   By: /s/ Franklyn A. Caine
                                       ----------------------
                                       Franklyn A. Caine
                                       Executive Vice President and
                                       Chief Financial Officer

                              POWER OF ATTORNEY

         We, the undersigned officers and directors of Wang Laboratories, Inc. hereby severally constitute Albert A. Notini and John A. Burgess, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Wang Laboratories, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


Signature                 Title                           Date
---------                 -----                           ----


/s/ Joseph M. Tucci       Chairman of the Board, Chief    February 29, 1996
-----------------------   Executive Officer and Director
Joseph M. Tucci           (Principal Executive Officer)


/s/ Franklyn A. Caine     Executive Vice President and    February 29, 1996
-----------------------   Chief Financial Officer
Franklyn A. Caine         Financial Officer)


/s/ Gregory C. Thompson   Vice President and Corporate    February 29, 1996
-----------------------   Controller
Gregory C. Thompson       (Principal Accounting Officer)


/s/ David A. Boucher      Director                        February 29, 1996
-----------------------
David A. Boucher


/s/ Marcia J. Hooper      Director                        February 29, 1996
-----------------------
Marcia J. Hooper

/s/ Joseph J. Kroger      Director                        February 29, 1996
-----------------------
Joseph J. Kroger


/s/ Raymond C. Kurzweil        Director                February 29, 1996
-----------------------
Raymond C. Kurzweil

/s/ Axel J. Leblois            Director                February 29, 1996
-----------------------
Axel J. Leblois

/s/ Paul E. Tsongas            Director                February 29, 1996
-----------------------
Paul E. Tsongas

/s/ Frederick A. Wang          Director                February 29, 1996
-----------------------
Frederick A. Wang


                         EXHIBIT INDEX
                         -------------

4.1*   Certificate of Incorporation of the Registrant

4.2*   By-Laws of the Registrant, as amended to date

5.1    Opinion of Hale & Dorr

23.1   Consent of Hale & Dorr (included in Exhibit 5.1)

23.2   Consent of Ernst & Young, LLP

24.1   Power of Attorney (included on page 3 of the Registration Statement)








_______________________________

* Filed as an Exhibit to the Registrant's quarterly report on 10-Q for the quarter ended December 31, 1994.
** Filed as an Exhibit to the Registrant's Registration Statement on Form 8-A
   (File No. 0-2247) filed on September 27, 1993.
